EXHIBIT 21.1
                                  SUBSIDIARIES



   ------------------------------------- -------------------------------------
                                 Jurisdiction of
                Corporation                         Incorporation

   ------------------------------------- -------------------------------------
   MinVen Gold (U.S.A.)                  Delaware
   Corporation
   ------------------------------------- -------------------------------------
   Blackdome Mining Corp.                British Columbia
   ------------------------------------- -------------------------------------
   Compass Mining, Inc.                  Delaware
   ------------------------------------- -------------------------------------
   Brohm Mining Corp.                    South Dakota
   ------------------------------------- -------------------------------------
   Matrix Financial Inc.                 Delaware
   ------------------------------------- -------------------------------------
   Helix Mining Inc.                     Delaware
   ------------------------------------- -------------------------------------
   Stibnite Mine Inc.                    Delaware
   ------------------------------------- -------------------------------------
   Barrier Reef Inc.                     Delaware
   ------------------------------------- -------------------------------------
   Dakota Gold Mining Inc.               Delaware
   ------------------------------------- -------------------------------------
   Dakota Merger                         Delaware
   Corporation
   ------------------------------------- -------------------------------------